NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

SUMMARY
ProAssurance reports strong results from its underwriting operations in the third quarter of 2008, which were offset by realized investments losses, which amounted to less than one percent of our total investment portfolio. Operating Earnings for the third quarter of 2008 were $44.3 million or $1.31 per diluted share, vs. Operating Earnings of $42.9 million or $1.23 per diluted share in the same quarter of 2007. Net Income for the third quarter of 2008 was $22.2 million or $0.66 per share vs. Net Income of $43.1 million or $1.23 per diluted share for the third quarter of 2007. Book Value which stands at $39.78 per share as of September 30, 2008 is three percent higher than at year-end 2007.

ProAssurance Reports 2008 Third Quarter and Nine-Month Results
2B2B2BBIRMINGHAM, AL – (PR Newswire) – November 3, 2008 – ProAssurance (NYSE: PRA) reports the following results through the first nine months of 2008:

Unaudited Consolidated Financial Summary
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Gross Premiums Written	$126,122	$149,138	$374,393	$440,186
Net Premiums Written	$116,409	$139,483	$343,609	$401,809
Net Premiums Earned	$113,449	$135,508	$349,794	$405,348
Net Investment Income	$39,845	$41,075	$122,218	$128,194
Equity in Earnings (Loss) of Unconsolidated Subsidiaries	$(1,967)	$(589)	$(3,916)	$1,241
Net Realized Investment Gains (Losses)	$(34,236)	$1,321	$(41,011)	$(1,564)
Total Revenues	$118,088	$178,617	$430,779	$537,628
Guaranty Fund Assessments (Recoupments)	$(356)	$1,025	$(995)	$890
Interest Expense	$1,141	$3,006	$5,855	$8,950
Total Expenses	$90,891	$118,553	$294,358	$374,812
Tax Expense	$4,950	$16,952	$34,988	$45,993
Net Income	$22,247	$43,112	$101,433	$116,823
Operating Income	$44,269	$42,919	$127,443	$118,418
Net Cash Provided by Operating Activities	$43,053	$112,487	$142,011	$207,211

Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Weighted average number of common shares outstanding
Basic	33,496	32,779	32,519	33,082
Diluted	33,866	35,604	34,561	35,949
Operating Income per share (Basic)	$1.32	$1.31	$3.92	$3.58
Operating Income per share (Diluted)	$1.31	$1.23	$3.73	$3.36
Net Income per share (Basic)	$0.66	$1.32	$3.12	$3.53
Net Income per share (Diluted)	$0.66	$1.23	$2.98	$3.31

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Non-GAAP Financial Measures
Operating Income is a “Non-GAAP” financial measure which is widely used in our industry to evaluate the performance of underwriting operations. Operating Income thus excludes the after-tax effects of realized investment gains or losses, guaranty fund assessments and the results of accounting changes, and we believe presents a more appropriate view of the performance of our insurance operations. While we believe disclosure of certain non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP. The following table is a reconciliation of Net Income to Operating Income:

Reconciliation of Net Income to Operating Income
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Income	$22,247	$43,112	$101,433	$116,823
Adjustments, net of tax effects:
Add:
Net Realized Investment Losses	22,253	-	26,657	1,017
Guaranty Fund Assessments	-	667	-	578
Subtract:
Net Realized Investment Gains	-	859	-	-
Guaranty Fund Recoupments	231	-	647	-
Operating Earnings	$44,269	$42,920	$127,443	$118,418
Per diluted common share:
Net Income	$0.66	$1.23	$2.98	$3.31
Effect of adjustments	$0.65	$-	$0.75	$0.05
Operating Income per diluted common share	$1.31	$1.23	$3.73	$3.36

Key Ratios

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Loss Ratio	57.5%	65.0%	60.8%	70.5%
Expense Ratio	U21.6%	U20.2%	U21.7%	U19.7%
Combined Ratio	79.1%	85.2%	82.5%	90.2%
Operating Ratio	44.0%	54.9%	47.6%	58.6%
Return on Equity	6.9%	14.7%	10.5%	13.4%

ProAssurance’s Chief Executive Officer, W. Stancil Starnes, said, “In the midst of the current global financial turmoil, I want to highlight the strong performance of our insurance operations. We produced an operating profit by continuing to maintain the discipline and focus that defines our approach to this long-tailed business. Our long-term investors will understand the strength of our operations, and can appreciate the bright future we believe lies ahead with the opportunities created by our recently announced business transactions with The PICA Group and Georgia Lawyers Insurance Company.”

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Business Commentary
•
Severity trends continue to improve for prior accident years, primarily 2004 though 2007. Accordingly, our analysis of those trends led to the recognition of $30.0 million of favorable net loss reserve development in the third quarter. Through the first nine months of 2008, we have recognized $81.3 million in favorable net loss reserve development.

•
Loss trends continue at moderate levels across our book of business. Our rates continue to reflect this improvement as compared to historical data, and are 6.5% lower, on average, than during the same nine month period in 2007.

•	Our policyholder renewal rate is 87% through the first nine months of 2008. However, obtaining new business remains challenging in a difficult pricing environment.

•	Expenses were lower than the year-ago quarter and continue to be within our expectations. However, declining premiums have the effect of moving the expense ratio higher.

Balance Sheet Highlights

	September 30, 2008	December 31, 2007
Stockholders’ Equity	$1,332,915	$1,255,070
Total Investments	$3,524,027	$3,639,395
Total Assets	$4,340,362	$4,440,808
Policy Liabilities	$2,817,671	$2,906,317
Accumulated Other Comprehensive Income (Loss)	$(55,817)	$9,902
Goodwill	$72,213	$72,213
Book Value per Share	$39.78	$38.69

Investment Commentary
•
Our investment results, which include investment income and the equity in earnings of unconsolidated subsidiaries, were down 6% from the third quarter of 2007. A number of factors contributed to this decline:

•	Earnings from our short-term portfolio declined $2.5 million due to significantly lower short-term rates. This decline was in spite of higher average invested balances.
•	The distressed debt fund in which we have an interest distributed $269,000 in the third quarter of 2008 compared to $607,000 in the third quarter of 2007.
•	The high-yield asset backed fund in which we have an interest had a negative return for the quarter of $266,000 compared to a positive return in the third quarter of 2007 of $125,000.
•	The long-short equity fund in which we have an interest reported a loss of $1.6 million compared to a loss of $556,000 in the third quarter of 2007.

•
Realized losses were $34.2 million in the quarter, which is less than one percent of our $3.5 billion portfolio and generally reflected in the exposures we disclosed on September 17, 2008. Our losses were:

•	$9.5 million on Fannie Mae and Freddie Mac preferred stock.
•	$18.9 million on Lehman Brothers senior notes.
•	$400,000 on senior debt of AIG and subsidiaries.
•	$5.4 million related to other securities in our regular and trading portfolios, including other-than-temporary impairments of $1.1 million.

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•
We have updated our online disclosure of our entire investment portfolio to provide details of our holdings through September 30, 2008. The disclosure is available under Supplemental Investor Information in the InvestorRelations section of our website, www.ProAssurance.com.

Debenture Redemption and Capital Management
•
All of our 3.90% Convertible Debentures were redeemed in July. All holders exercised their right to convert their debentures into common stock and we issued approximately 2.6 million shares of our common stock to redeem the debentures. We used approximately 2.12 million previously repurchased shares and approximately 450,000 newly issued common shares. The shares used to redeem the Convertible Debentures have been included in our calculation of Earnings per Share since the fourth quarter of 2004 and thus will have no effect on our calculation of earnings per share. The transaction added $112 million to shareholders’ equity, and approximately $0.28 per share to book value in the quarter.

•
We repurchased approximately 360,000 shares at a cost of approximately $17.3 million during the three months ended September 30, 2008. These purchases were the last made under the April 2007 authorization from our Board of $150 million. For the year, we have repurchased 1.6 million shares at a total cost of $80.3 million. On August 5, 2008, our Board authorized an additional $100 million for the repurchase of shares. We elected not to repurchase shares using that authorization during the quarter because we anticipated the need for cash to fund our recently announced transaction with The PICA Group.

PICA Transaction
•
On Tuesday, October 28, 2008 we announced that The PICA Group will become part of ProAssurance through a $135 million all cash, sponsored demutualization. Once the demutualization is approved by eligible PICA policyholders and Illinois regulators, $120 million will be distributed to eligible PICA policyholders and $15 million will be used to fund premium credits due eligible renewing policyholders starting in 2010 and spread over three years. We believe the Plan will be filed with Illinois regulators in the next ten days, and we anticipate a policyholder vote early in 2009, with closing possibly as early as the first quarter of next year.

Conference Call Information
•	Live: Tuesday, November 4, 2008, 11:00 am et. Dial (877) 852-6576 (toll free) or (719) 325-4801. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.
•	Replay: By telephone, through November 21, 2008 at (888) 203-1112 or (719) 457-0820, using access code 9142069.Via internet, through ProAssurance.com and StreetEvents.com.
•	Podcast: Available on a free subscription basis through a link on the home page of the ProAssurance website or through Apple’s iTunes.

About ProAssurance
ProAssurance Corporation is the nation’s fifth largest writer of medical professional liability insurance. The company has recently announced two meaningful transactions: The sponsored demutualization of The PICA Group is expected to significantly increase ProAssurance’s medical professional liability business, and the strategic acquisition of Georgia Lawyers Insurance Company will add legal professional liability business and should facilitate expansion of that line of insurance in the southeast. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past two years.

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Caution Regarding Forward-Looking Statements
Any statements in this News Release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

Forward-looking statements relating to our business include, among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

These forward-looking statements highlight significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	general economic conditions, either nationally or in our market area, that are different than anticipated;

•	regulatory and legislative actions or decisions that adversely affect our business plans or operations;

•	inflation, particularly in loss costs trends;

•	changes in the interest rate environment;

•	the effect that the 2008 Emergency Economic Stabilization Act may have on the U.S. economy and our business;

•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

•	changes in laws or government regulations affecting medical professional liability insurance or the financial community;

•	changes to our ratings assigned by rating agencies;

•	the effects of changes in the health care delivery system;

•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;

•	the results of litigation, including pre-or-post-trial motions, trials and/or appeals we undertake;

•	bad faith litigation which may arise from our handling of any particular claim, including failure to settle;

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•	changes in competition among insurance providers and related pricing weaknesses in some markets;

•	loss of independent agents;

•	our ability to purchase reinsurance and collect payments from our reinsurers;

•	increases in guaranty fund assessments;

•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

•
the expected benefits from acquisitions may not be achieved or may be delayed longer than expected due to, among other reasons, business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities;

•	changes in accounting policies and practices that may be adopted by our regulatory agencies, the Financial Accounting Standards Board or the Securities and Exchange Commission;

•	changes in our organization, compensation and benefit plans;

•	our ability to recruit and retain senior management; and

•	our proposed transaction with The PICA Group may not be approved by PICA’s mutual policyholder or regulators.

You should not place undue reliance on any such forward-looking statements, which speak only as of the date made. The factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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